Exhibit 99.1

FOR IMMEDIATE RELEASE

Bristol Myers Squibb Strengthens and Diversifies Oncology Portfolio with Acquisition of Mirati Therapeutics

Bristol Myers Squibb to Acquire Mirati for $58.00 Per Share, Representing $4.8 Billion Equity Value and Up to $5.8 Billion Including the Contingent Value Right

Acquisition Brings KRAZATI® (adagrasib), a Best-in-Class KRASG12C Inhibitor Approved by the U.S. FDA for the Treatment of Patients with Advanced Non-Small Cell Lung Cancer Harboring a KRASG12C Mutation and Who Have Received at Least One Prior Systemic Treatment

KRAZATI is in Clinical Development in Combination with a PD-1 Inhibitor as a First-Line Therapy for Patients with Non-Small Cell Lung Cancer Harboring a KRASG12C Mutation as well as in Other Indications

Mirati’s Promising Pipeline Includes a Potent Selective PRMT5/MTA Inhibitor, MRTX1719, a Potential First-in-Class and Best-in-Class Asset; and Early Clinical Pipeline Features a KRAS and KRAS Enabling Program, including MRTX1133, and a SOS1 Inhibitor, MRTX0902

PRINCETON & SAN DIEGO – October 8, 2023 – Bristol Myers Squibb (NYSE: BMY) and Mirati Therapeutics, Inc.® (NASDAQ: MRTX) today announced that they have entered into a definitive merger agreement under which Bristol Myers Squibb has agreed to acquire Mirati for $58.00 per share in cash, for a total equity value of $4.8 billion. Mirati stockholders will also receive one non-tradeable Contingent Value Right (CVR) for each Mirati share held, potentially worth $12.00 per share in cash, representing an additional $1.0 billion of value opportunity. The transaction was unanimously approved by both the Bristol Myers Squibb and the Mirati Boards of Directors.

Mirati is a commercial stage targeted oncology company whose mission is to discover, design and deliver breakthrough therapies to transform the lives of patients with cancer and their loved ones. Mirati’s assets are a strong fit with Bristol Myers Squibb’s portfolio and innovative pipeline and represent an attractive opportunity to grow Bristol Myers Squibb’s oncology franchise. Through this acquisition, Bristol Myers Squibb will add KRAZATI, an important lung cancer medicine, to its commercial portfolio. The company gains access to several promising clinical assets that complement its oncology pipeline and are strong candidates for single agent development and combination strategies.

Mirati’s portfolio includes:

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KRAZATI (adagrasib), which was granted accelerated U.S. Food and Drug Administration (FDA) approval for the treatment of adult patients with KRASG12C-mutated locally advanced or metastatic Non-Small Cell Lung Cancer (NSCLC) who have received at least one prior systemic therapy. KRASG12C mutations represent one of the most frequent alterations in NSCLC, accounting for approximately 14% of all NSCLC patients. KRAZATI also has several attributes that position it favorably versus other KRASG12C inhibitors, including its long half-life, and its demonstrated ability to be combined with a PD-1 inhibitor in first-line treatment of NSCLC in Phase 1 and 2 clinical trials. Adagrasib has shown central nervous system (CNS) penetration and intracranial responses in patients with active and untreated brain metastases.

Additionally, it has shown strong efficacy data as a second- and third-line treatment for patients with colorectal cancer in combination with cetuximab, and as a monotherapy in previously treated pancreatic ductal adenocarcinoma. Plans are underway to work with regulators to bring adagrasib to patients in these treatment settings in the near future;

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MRTX1719, a potential first-in-class MTA-cooperative PRMT5 inhibitor in Phase 1 development has shown encouraging early efficacy data across several tumor types with MTAP deletion, including NSCLC, cholangiocarcinoma (bile duct cancer) and melanoma, with no evidence to date of meaningful hematologic toxicities associated with non-selective PRMT5 inhibitors. MRTX1719 targets MTAP-deleted tumors that comprise approximately 10% of all cancers. Phase 2 clinical trial initiation for MRTX1719 is expected in the first half of 2024;

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A leading KRAS and KRAS enabling program, including MRTX1133 and MRTX0902. MRTX1133 targets the KRASG12D mutation, which is implicated in key tumor types, such as pancreatic cancer, NSCLC and colorectal cancer. MRTX0902 is a SOS1 inhibitor in Phase 1 clinical development with the potential for combination use with other agents targeting the MAPK/RAS pathway, including KRAZATI. The KRASG12D mutation is implicated in over 30% of pancreatic cancer patients, a disease with high unmet medical need.

“We are excited to add these assets to our portfolio and to accelerate their development as we seek to deliver more treatments for cancer patients,” said Giovanni Caforio, Chief Executive Officer and Board Chair, Bristol Myers Squibb. “With a strong strategic fit, great science and clear value creation opportunities for our shareholders, the Mirati transaction is aligned with our business development goals. Importantly, by leveraging our skills and capabilities, including our global commercial infrastructure, we will ensure patients globally can benefit from Mirati’s portfolio of innovative medicines.”

“With multiple targeted oncology assets including KRAZATI, Mirati is another important step forward in our efforts to grow our diversified oncology portfolio and further strengthen Bristol Myers Squibb’s pipeline for the latter half of the decade and beyond,” said Chris Boerner, Ph.D., Executive Vice President and Chief Operating Officer and Chief Executive Officer-Elect, Bristol Myers Squibb. “Today’s news builds upon our long legacy of delivering breakthrough therapies that transform the lives of people with cancer. We are impressed with the science that the talented people of Mirati have driven in service of patients, and we look forward to welcoming them to Bristol Myers Squibb.”

Samit Hirawat, M.D., Chief Medical Officer and Head of Global Drug Development, Bristol Myers Squibb, said, “Mirati strengthens and complements our current portfolio by adding assets focused on intrinsic tumor targets in the MTAP and MAPK pathways. We believe Mirati’s assets have the potential to change the standard of care in multiple cancers, both as standalone therapies and in combination with Bristol Myers Squibb’s existing pipeline. We are excited about the significant potential that this transaction creates to transform patients’ lives through science around the world.”

“Since our founding 10 years ago, Mirati has made significant strides in transforming the lives of patients living with cancer through the development of innovative therapies. Through our discovery and development of next-generation targeted cancer therapeutics, we have built a robust pipeline of potentially best-in-class treatments that offer renewed hope for patients,” said Charles Baum, M.D., Ph.D., Founder, President and Chief Executive Officer, Mirati Therapeutics, Inc. “This transaction is a testament to the potential of our platform and to our team’s hard work and dedication to changing lives. Bristol Myers Squibb’s global scale, resources and commitment to innovation will enable Mirati’s therapeutics to benefit more patients, faster, and deliver on our vision of unlocking the science behind the promise of a life beyond cancer. We believe that this transaction is the best way to benefit patients and maximize value for shareholders.”

The transaction is expected to be treated as a business combination and to be dilutive to Bristol Myers Squibb’s non-GAAP earnings per share by approximately $0.35 per share in the first 12 months after the transaction closes.

Transaction Terms and Financing

Under the terms of the merger agreement, Bristol Myers Squibb through a subsidiary will acquire all of the outstanding shares of Mirati common stock at a price of $58.00 per share in cash representing a 52% premium to the 30-day VWAP as of the unaffected October 4, 2023 close, for a total equity value of $4.8 billion corresponding to an enterprise value of approximately $3.7 billion, which accounts for approximately $1.1 billion of Mirati cash. Each Mirati stockholder will also receive one non-tradeable CVR per Mirati share, which will entitle its holder to receive a one-time potential payment of $12.00 in cash, for a total value of approximately $1.0 billion, upon acceptance by U.S. FDA of a new drug application for MRTX1719 for the treatment of either locally advanced or metastatic NSCLC in patients who have received no more than two prior lines of systemic therapy within seven years after the closing of the merger, subject to the terms and conditions contained in a contingent value rights agreement detailing the terms of the CVR.

The transaction is anticipated to close by the first half of 2024, subject to fulfillment of customary closing conditions, including approval of Mirati’s stockholders and receipt of required regulatory approvals.

Bristol Myers Squibb expects to finance the acquisition with a combination of cash and debt.

Advisors

Evercore Inc. and Morgan Stanley & Co. LLC are serving as financial advisors to Bristol Myers Squibb, and Kirkland & Ellis LLP is serving as legal counsel. Centerview Partners LLC is serving as financial advisor to Mirati, and Skadden, Arps, Slate, Meagher & Flom LLP is serving as legal counsel.

About KRASG12C in NSCLC

Lung cancer is one of the most common cancers worldwide, accounting for 2.21 million new cases and 1.8 million deaths worldwide in 2020.1 Lung cancer consists of NSCLC in approximately 85% of cases and small cell lung cancer (SCLC) in approximately 15% of cases.2 KRASG12C is the most common KRAS mutation in NSCLC, present in approximately 14% of patients with lung adenocarcinoma, and is a biomarker mutation of poor prognosis.3,4

KRAZATI (adagrasib) U.S. Indication

KRAZATI is indicated for the treatment of adult patients with KRASG12C-mutated locally advanced or metastatic non-small cell lung cancer (NSCLC), as determined by an FDA-approved test, who have received at least one prior systemic therapy.

This indication is approved under accelerated approval based on objective response rate (ORR) and duration of response (DOR). Continued approval for this indication may be contingent upon verification and description of a clinical benefit in a confirmatory trial(s).

KRAZATI (adagrasib) Important Safety Information

WARNINGS AND PRECAUTIONS

Gastrointestinal Adverse Reactions

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In the pooled safety population, serious gastrointestinal adverse reactions observed were gastrointestinal obstruction in 1.6%, including 1.4% grade 3 or 4, gastrointestinal bleeding in 0.5% of patients, including 0.5% grade 3, and colitis in 0.3%, including 0.3% grade 3. In addition, nausea, diarrhea, or vomiting occurred in 89% of 366 patients, including 9% grade 3. Nausea, diarrhea, or vomiting led to dosage interruption or dose reduction in 29% of patients and permanent discontinuation of KRAZATI in 0.3%

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Monitor and manage patients using supportive care, including antidiarrheals, antiemetics, or fluid replacement, as indicated. Withhold, reduce the dose, or permanently discontinue KRAZATI based on severity

QTc Interval Prolongation

•	KRAZATI can cause QTc interval prolongation, which can increase the risk for ventricular tachyarrhythmias (eg, torsades de pointes) or sudden death

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In the pooled safety population, 6% of 366 patients with at least one post-baseline electrocardiogram (ECG) assessment had an average QTc ≥501 ms, and 11% of patients had an increase from baseline of QTc >60 msec. KRAZATI causes concentration-dependent increases in the QTc interval

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Avoid concomitant use of KRAZATI with other products with a known potential to prolong the QTc interval. Avoid use of KRAZATI in patients with congenital long QT syndrome and in patients with concurrent QTc prolongation

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Monitor ECGs and electrolytes prior to starting KRAZATI, during concomitant use, and as clinically indicated in patients with congestive heart failure, bradyarrhythmias, electrolyte abnormalities, and in patients who are taking medications that are known to prolong the QT interval. Withhold, reduce the dose, or permanently discontinue KRAZATI, depending on severity

Hepatotoxicity

•	KRAZATI can cause hepatotoxicity

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In the pooled safety population, hepatotoxicity occurred in 37%, and 7% were grade 3 or 4. A total of 32% of patients who received KRAZATI had increased alanine aminotransferase (ALT)/increased aspartate aminotransferase (AST); 5% were grade 3 and 0.5% were grade 4. Increased ALT/AST leading to dose interruption or reduction occurred in 11% of patients. KRAZATI was discontinued due to increased ALT/AST in 0.5% of patients

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Monitor liver laboratory tests (AST, ALT, alkaline phosphatase, and total bilirubin) prior to the start of KRAZATI, and monthly for 3 months or as clinically indicated, with more frequent testing in patients who develop transaminase elevations. Reduce the dose, withhold, or permanently discontinue KRAZATI based on severity

Interstitial Lung Disease /Pneumonitis

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KRAZATI can cause interstitial lung disease (ILD)/pneumonitis, which can be fatal. In the pooled safety population, ILD/pneumonitis occurred in 4.1% of patients, 1.4% were grade 3 or 4, and 1 case was fatal. The median time to first onset for ILD/pneumonitis was 12 weeks (range: 5 to 31 weeks). KRAZATI was discontinued due to ILD/pneumonitis in 0.8% of patients

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Monitor patients for new or worsening respiratory symptoms indicative of ILD/pneumonitis (eg, dyspnea, cough, fever). Withhold KRAZATI in patients with suspected ILD/pneumonitis and permanently discontinue KRAZATI if no other potential causes of ILD/pneumonitis are identified

Adverse Reactions

•	The most common adverse reactions (≥25%) are nausea, diarrhea, vomiting, fatigue, musculoskeletal pain, hepatotoxicity, renal impairment, edema, dyspnea, decreased appetite

Females and Males of Reproductive Potential

•	Infertility: Based on findings from animal studies, KRAZATI may impair fertility in females and males of reproductive potential

About Bristol Myers Squibb

Bristol Myers Squibb is a global biopharmaceutical company whose mission is to discover, develop and deliver innovative medicines that help patients prevail over serious diseases. For more information about Bristol Myers Squibb, visit us at BMS.com or follow us on LinkedIn, Twitter, YouTube, Facebook and Instagram.

About Mirati Therapeutics

Mirati Therapeutics, Inc. is a commercial stage biotechnology company whose mission is to discover, design and deliver breakthrough therapies to transform the lives of patients with cancer and their loved ones. The company is relentlessly focused on bringing forward therapies that address areas of high unmet need, including lung cancer, and advancing a pipeline of novel therapeutics targeting the genetic and immunological drivers of cancer. Unified for patients, Mirati’s vision is to unlock the science behind the promise of a life beyond cancer. For more information about Mirati, visit us at Mirati.com or follow us on Twitter, LinkedIn and Facebook.

Additional Information and Where to Find it

In connection with the proposed acquisition of Mirati by Bristol Myers Squibb, Mirati intends to file a preliminary and definitive proxy statement. The definitive proxy statement and proxy card will be delivered to the stockholders of Mirati in advance of the special meeting relating to the proposed acquisition. This document is not a substitute for the proxy statement or any other document that may be filed by Mirati with the SEC. MIRATI’S STOCKHOLDERS AND INVESTORS ARE URGED TO READ THE DEFINITIVE PROXY STATEMENT IN ITS ENTIRETY WHEN IT BECOMES AVAILABLE AND ANY OTHER DOCUMENTS FILED BY EACH OF BRISTOL MYERS SQUIBB AND MIRATI WITH THE SEC IN CONNECTION WITH THE PROPOSED ACQUISITION OR INCORPORATED BY REFERENCE THEREIN BECAUSE THEY WILL CONTAIN IMPORTANT

INFORMATION ABOUT THE PROPOSED ACQUISITION AND THE PARTIES TO THE PROPOSED ACQUISITION. Investors and security holders will be able to obtain a free copy of the proxy statement and such other documents containing important information about Bristol Myers Squibb and Mirati, once such documents are filed with the SEC, through the website maintained by the SEC at www.sec.gov. Bristol Myers Squibb and Mirati make available free of charge at Bristol Myers Squibb’s website at www.bms.com/investors and Mirati’s website at www.ir.mirati.com, respectively, copies of materials they file with, or furnish to, the SEC.

Participants in the Solicitation

This document does not constitute a solicitation of proxy, an offer to purchase or a solicitation of an offer to sell any securities. Bristol Myers Squibb, Mirati and their respective directors, executive officers and certain employees may be deemed to be participants in the solicitation of proxies from the stockholders of Mirati in connection with the proposed acquisition. Information regarding Bristol Myers Squibb’s directors and executive officers is contained in Bristol Myers Squibb’s Annual Report on Form 10-K for the fiscal year ended December 31, 2022, which was filed with the SEC on February 14, 2023, and its definitive proxy statement for the 2023 annual meeting of stockholders, which was filed with the SEC on March 23, 2023. Information regarding Mirati’s directors and executive officers is contained in Mirati’s Annual Report on Form 10-K for the fiscal year ended December 31, 2022, which was filed with the SEC on February 28, 2023, and its definitive proxy statement for the 2023 annual meeting of stockholders, which was filed with the SEC on April 6, 2023. To the extent holdings of Bristol Myers Squibb’s or Mirati’s securities by their respective directors or executive officers have changed since the amounts set forth in such 2023 proxy statements, such changes have been or will be reflected on Initial Statements of Beneficial Ownership on Form 3 or Statements of Beneficial Ownership on Form 4 filed with the SEC. Additional information regarding the identity of potential participants, and their direct or indirect interests, by security holdings or otherwise, will be included in the definitive proxy statement relating to the proposed acquisition when it is filed with the SEC. These documents (when available) may be obtained free of charge from the SEC’s website at www.sec.gov, Bristol Myers Squibb’s website at www.bms.com and Mirati’s website at www.mirati.com.

Cautionary Statement Regarding Forward-Looking Statements

This communication contains “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, regarding, among other things, the acquisition of Mirati by Bristol Myers Squibb, potential contingent consideration, and the development and commercialization of certain biological compounds, including the therapeutic and commercial potential of KRAZATI® (adagrasib), sitravatinib (TAM receptor inhibitor), MRTX1719 (MTA-cooperative PRMT5 inhibitor), MRTX0902 (SOS1 inhibitor), MRTX1133 (selective KRASG12D inhibitor), and Mirati’s other technologies and products in development. These statements may be identified by the fact they use words such as “should,” “could,” “expect,” “anticipate,” “estimate,” “target,” “may,” “project,” “guidance,” “intend,” “plan,” “believe,” “will” and other words and terms of similar meaning and expression in connection with any discussion of future operating or financial performance, although not all forward-looking statements contain such terms. All statements that are not statements of historical facts are, or may be deemed to be, forward-looking statements. These statements are only predictions, and such forward-looking statements are based on current expectations and involve inherent risks and uncertainties, including factors that could delay, divert or change any of them, and could cause actual outcomes and results to differ materially from current expectations. No forward-looking statement can be guaranteed. Actual results may differ materially from current expectations because of numerous risks and uncertainties including with respect to (i) the approval of Mirati’s stockholders for the proposed acquisition, which may be delayed or may not be obtained, (ii) whether the contingent consideration under the CVR will become payable, (iii) the risk that the expected benefits or synergies of the acquisition will not be realized, (iv) the risk that legal proceedings may be instituted related to the merger agreement, (v) any competing offers or acquisition proposals for Mirati, (vi) the possibility that various conditions to the consummation of the acquisition may not be satisfied or waived, including that a governmental entity may prohibit, delay or refuse to grant approval for the acquisition and (vii) unanticipated difficulties or expenditures relating to the proposed acquisition, the response of business partners and competitors to the announcement of the proposed acquisition and/or potential difficulties in employee retention as a result of the announcement and pendency of the proposed acquisition. The actual financial impact of this transaction may differ from the expected financial impact described in this communication. In addition, the compounds described in this communication are subject to all the risks inherent in the drug development process, and there can be no assurance that the development of these compounds will be commercially successful. Forward-looking statements in this communication should be evaluated together with the many uncertainties that affect Bristol Myers Squibb’s business, particularly those identified in the cautionary factors discussion in Bristol Myers Squibb’s Annual Report on Form 10-K for the year ended December 31, 2022, and Mirati’s business, particularly those identified in the cautionary factors discussion in Mirati’s Annual Report on Form 10-K for the year ended December 31, 2022, as well as other documents that may be filed by Bristol Myers Squibb or Mirati from time to time with the SEC. Neither Bristol Myers Squibb nor Mirati undertakes any obligation to publicly update any forward-looking statement, whether as a result of new information, future events or otherwise. The forward-looking statements made in this communication relate only to events as of the date on which the statements are made.

Use of Non-GAAP Financial Information and Financial Guidance

In discussing financial guidance, Bristol Myers Squibb refers to financial measures that are not in accordance with U.S. Generally Accepted Accounting Principles (GAAP). The non-GAAP financial measures are provided as supplemental information to the financial measures presented in this communication that are calculated and presented in accordance with GAAP and are presented because management has evaluated the company’s financial results both including and excluding the adjusted items or the effects of foreign currency translation, as applicable, and believes that the non-GAAP financial measures presented portray the results of the company’s baseline performance, supplement or enhance management, analysts and investors overall understanding of the company’s underlying financial performance and trends and facilitate comparisons among current, past and future periods.

Non-GAAP earnings and related EPS information are adjusted to exclude certain costs, expenses, gains and losses and other specified items that are evaluated on an individual basis after considering their quantitative and qualitative aspects and typically have one or more of the following characteristics, such as being highly variable, difficult to project, unusual in nature, significant to the results of a particular period or not indicative of past or future operating results. These items are excluded from non-GAAP earnings and related EPS information because Bristol Myers Squibb believes they neither relate to the ordinary course of Bristol Myers Squibb’s business nor reflect Bristol Myers Squibb’s underlying business performance. Similar charges or gains were recognized in prior periods and will likely reoccur in future periods.

Because the non-GAAP financial measures are not calculated in accordance with GAAP, they should not be considered superior to or as a substitute for the related financial measures that are prepared in accordance with GAAP and are not intended to be considered in isolation and may not be the same as or comparable to similarly titled measures presented by other companies due to possible differences in method and in the items being adjusted. We encourage investors to review our financial statements and publicly-filed reports in their entirety and not to rely on any single financial measure.

A reconciliation of the forward-looking non-GAAP measures presented in this communication is not provided due to the inherent difficulty in forecasting and quantifying items that are necessary for such reconciliation. Namely, we are not able to reliably predict the impact of specified items such as unwind of inventory purchase price adjustments, accelerated depreciation and impairment of property, plant and equipment and intangible assets and stock compensation resulting from acquisition-related equity awards, or currency exchange rates beyond the next twelve months. As a result, the reconciliation of these non-GAAP measures to the most directly comparable GAAP measures is not available without unreasonable effort. In addition, the company believes such a reconciliation would imply a degree of precision and certainty that could be confusing to investors. The variability of the specified items may have a significant and unpredictable impact on our future GAAP results. In addition, the non-GAAP financial guidance in this communication excludes the impact of any potential additional future strategic acquisitions and divestitures and any specified items that have not yet been identified and quantified. The financial guidance is subject to risks and uncertainties applicable to all forward-looking statements as described elsewhere in this communication.

Contacts

Bristol Myers Squibb

Media Inquiries:

media@bms.com

Investors:

investor.relations@bms.com

Mirati Therapeutics

Media Inquiries:

media@mirati.com

Investors:

ir@mirati.com

Citations

1.	Lung cancer statistics. WCRF International. https://www.wcrf.org/cancer-trends/lung-cancer-statistics/. Published April 14, 2022.

2.	Molina JR, Yang P, Cassivi SD, Schild SE, Adjei AA. Non-small cell lung cancer: epidemiology, risk factors, treatment, and survivorship. Mayo Clin Proc. 2008;83(5):584-94.

3.	Jänne PA, Riely GJ, Gadgeel SM, et al. Adagrasib in Non-Small-Cell Lung Cancer Harboring a KRASG12C Mutation. N Engl J Med. 2022;387(2):120-131.

4.	Haigis KM. KRAS alleles: the devil is in the detail. Trends Cancer. 2017;3(10):686-697.